Exhibit 99.1

GREENHUNTER ENERGY REPORTS

FIRST QUARTER 2012 FINANCIAL AND OPERATING RESULTS

GRAPEVINE, TEXAS, APRIL 27, 2012—GreenHunter Energy, Inc. (NYSE Amex: GRH), a diversified water resource management company specializing in the unconventional oil and natural gas shale resource plays, announced today financial and operating results for the three months ended March 31, 2012.

OPERATIONAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2012

Revenues for the three months ended March 31, 2012 were $2.3 million, compared to zero revenues reported during the first quarter of 2011. The operating loss for the three months ended March 31, 2012 was $(0.4) million, compared to an operating loss of $(1.2) million during the first quarter of 2011. Net loss to common shareholders was $(0.8) million, ($(0.03) loss per common share basic and diluted) for the three months ended March 31, 2012 compared to a net loss of $(1.5) million, ($(0.06) loss per common share basic and diluted), during the first quarter of 2011. The increase in revenues and decrease in both the operating loss and loss to common shareholders was due to operating income generated by our water management products and services which began in late 2011. This new business segment increased significantly upon the final closing of the acquisition of Hunter Disposal completed on February 17, 2012. As of the quarter ended March 31, 2012, we are no longer a development stage company.

OPERATIONAL RESULTS ON A PROFORMA BASIS

On a pro-forma basis (as if the acquisition of Hunter Disposal had occurred as of the beginning of 2011), revenues for the three months ended March 31, 2012 increased 490% to $4.6 million, compared to $0.8 million reported during the first quarter of 2011. While the pro-forma results are not necessarily indicative of what actually would have occurred, they reflect an increase in total water management revenues from organic activities including fluids hauling and logistics, new capacity contracts for produced water disposal and water storage equipment rentals in the Marcellus, Utica and Eagle Ford Shale regions.

SUBSEQUENT EVENTS AND ACQUISITION PIPELINE

In addition to i) the recently announced decision to begin barging operations for brine water on the Ohio River in our Appalachian Division, ii) the subsequent announcement of a lease for an Ohio River Barge Transloading and Water Storage Facility and iii) the announcement of receipt of a new Commercial Salt Water Disposal Permit approved by the Texas Railroad Commission for a new SWD well near the town of Helena in Karnes County, Texas, management has been very actively building a significant pipeline of other development projects and acquisition candidates. Of all the potential deals currently being pursued by management, some of the more notable transactions include:

1.	Three permitted Class II salt water injection wells in the Cana Woodford (a.k.a., Arkoma) basin in Oklahoma located within the fast growing Horizontal Mississippian shale play;

2.	Three permitted Class II salt water injection wells in Appalachia basin in Ohio and West Virginia within the Utica and Marcellus shale plays—including five vacuum trucks, an office building and maintenance garage;

3.	A package of thirteen leased properties in the South Texas’ Eagle Ford Shale play—including a mix of fully-permitted Class II salt water injection wells and UIC applications in various stages of permitting.

4.	Acquisition of an existing fleet of water hauling trucks and trailers and associated equipment located in the Eagle Ford Shale Play.

MANAGEMENT COMMENTS

Commenting on GreenHunter Energy’s First Quarter 2012 financial and operating results, Mr. Jonathan D. Hoopes, GreenHunter Energy’s President and COO, stated, “We are pleased to announce a good start to 2012. We completed the integration of our existing fleet of fluids hauling and frac tank rental equipment with our recently acquired Hunter Disposal operations and the new business efforts are progressing well. We continue to identify opportunities to improve operational efficiencies by increasing equipment utilization of our rolling stock. Management has developed and is executing on a plan to implement schedule optimization and we are actively hiring and safety training experienced drivers to increase hauling hours in response to new demand from our growing customer base. We are making good progress with new capacity contracts with existing and new customers for our existing and planned new disposal facility locations. Over the next few months, we hope to expand our fleet of water hauling and storage equipment rolling stock to match our growing capacity of Class II SWD wells. We are excited with our prospects and we look forward to updating our shareholders as we continue and close our pipeline of transactions.”

About GreenHunter Water, LLC (a wholly owned subsidiary or GreenHunter Energy, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle™), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCAT™) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.

# # #

For Further Information Contact:

GreenHunter Energy, Inc.

Jonathan D. Hoopes

President & COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterenergy.com

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended March 31,
	2012	2011
REVENUES:
Water disposal revenue	$739,356	$—
Transportation revenue	1,122,636	—
Storage rental revenue and other	406,523	—

Total revenues	2,268,515	—

COST OF SERVICES PROVIDED:
Cost of services provided	1,326,574	—
Depreciation expense	192,292	47,588
Selling, general and administrative	1,197,434	1,125,742

Total costs and expenses	2,716,300	1,173,330

OPERATING LOSS	(447,785)	(1,173,330)

OTHER INCOME (EXPENSE):
Interest and other income	2	4,851
Interest, accretion and other expense	(205,681)	(185,224)
Unrealized gain (loss) on convertible securities	—	51,762

Total other income (expense)	(205,679)	(128,611)

Net loss	(653,464)	(1,301,941)

Preferred stock dividends	(195,404)	(172,056)

Net loss to common stockholders	(848,868)	(1,473,997)

Weighted average shares outstanding, basic and diluted	27,059,348	22,861,204

Basic and diluted loss per share:
Net loss per share	$(0.03)	$(0.06)

SELECTED BALANCE SHEET DATA

	March 31, 2012	December 31, 2011
Cash and cash equivalents	$2,419,784	$84,823
Total current assets	4,820,893	570,991
Net fixed assets	29,867,526	20,892,668
Total assets	36,380,873	23,166,080
Total current liabilities	17,762,490	14,272,630
Total long-term liabilities	5,824,112	2,076,119
Total stockholders’ equity	$12,766,702	$6,817,331

SUMMARY PRO FORM DATA

	For the Three Months Ended March 31,
	2012	2011
Total operating revenue	$4,627,602	$783,385
Total operating costs and expenses	4,791,448	1,766,809

Operating loss	(163,846)	(983,424)
Interest expense and other	(248,304)	(213,861)

Net income (loss)	(412,150)	(1,197,285)
Dividends on preferred stock	(222,904)	(227,056)

Net income (loss) attributable to common stock holders	$(635,054)	$(1,424,341)

Net income (loss) per share, basic & diluted	$(0.02)	$(0.06)